Exhibit 10.25

Loan Agreement

No.: MY20090304

Party A (the Lender): Guangdong Mingyang Wind Power Technology Co., Ltd

Party B (the Borrower): Zhongshan Mingyang Electrical Appliance Co., Ltd

Party A and Party B have reached a consensus on the following matters and signed this agreement.

I. Party A lends Party B RMB 30,000,000.00 (In words: RMB THIRTY MILLION ONLY).

II. Term of Borrowing: From March 4, 2009 to September 3, 2009

III. During the borrowing period, Party B shall pay to Party A fund use fees at the loan interest rate for the corresponding period.

IV. Date and Method of Repayment: Before the loan is due, Party A shall repay to Party B a principal of RMB 30 million and loan interest rate expenses of bank for corresponding period by means of bank transfer.

V. This agreement shall become effective on March 4, 2009. It shall be made in duplicate, one for each party.

Lender (Seal): Guangdong Mingyang Wind Power Technology Co., Ltd

Legal Representative:

Date:

Borrower (Seal): Zhongshan Mingyang Electrical Appliance Co., Ltd

Legal Representative:

Date: